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                                                                     EXHIBIT 11


                       COMPUTATION OF EARNINGS PER SHARE

                    CHAPARRAL STEEL COMPANY AND SUBSIDIARIES


                                                 Three months ended      Nine months ended
                                                     February               February
                                                  1997        1996        1997        1996
                                               ---------   ---------   ---------   ---------
                                                      (In thousands except per share)
AVERAGE SHARES OUTSTANDING
     Primary:
       Average shares outstanding                 28,375      29,083      28,433      29,450
       Stock options - treasury stock method
         using average market prices                 264         340         320         208
                                               ---------   ---------   ---------   ---------
                TOTALS                            28,639      29,423      28,753      29,658
                                               =========   =========   =========   =========

     Fully diluted:
       Average shares outstanding                 28,375      29,083      28,433      29,450
       Stock options - treasury stock method
         using end of quarter market
         price if higher than average                268         340         320         229
                                               ---------   ---------   ---------   ---------
                TOTALS                            28,643      29,423      28,753      29,679
                                               =========   =========   =========   =========


INCOME APPLICABLE
 TO COMMON STOCK
     Primary and fully diluted:
     Net income                                $   9,706   $  11,895   $  26,068   $  28,808
     Add:
       Pre-September 1990 contingent
       price amortization                             58          58         174         174
                                               ---------   ---------   ---------   ---------
                                               $   9,764   $  11,953   $  26,242   $  28,982
                                               =========   =========   =========   =========

PER SHARE
     Net income per common share:

       Primary                                 $     .34   $     .41   $     .91   $     .98
                                               =========   =========   =========   =========

       Fully diluted                           $     .34   $     .41   $     .91   $     .98
                                               =========   =========   =========   =========





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